PAGE 1

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated June 18, 1997, relating to the financial statements and financial highlights appearing in the May 31, 1997 Annual Report to Shareholders of T. Rowe Price U.S. Treasury Funds, Inc. (comprised of U.S. Treasury Money Fund, U.S. Treasury Intermediate Fund, and U.S. Treasury Long-Term Fund). We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP

Baltimore, Maryland
September 18, 1997
PAGE 2

                CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
T. Rowe Price U.S. Treasury Funds, Inc., and the Shareholders of T. Rowe Price
U.S. Treasury Intermediate Fund and
T. Rowe Price U.S. Treasury Long-Term Fund

   We consent to the inclusion in Post-Effective Amendment No. 15 to the Registration Statement of T. Rowe Price U.S. Treasury Funds, Inc. on Form N-1A (File No. 33-30531) of our report dated June 17, 1994, on our audit of T. Rowe Price U.S. Treasury Intermediate Fund's and T. Rowe Price U.S. Treasury Long-Term Fund's financial highlights for the three-month period ended May 31, 1994 and for each of the three years in the period ended February 28, 1994. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.

                      /s/Coopers & Lybrand L.L.P.
                      COOPERS & LYBRAND L.L.P.

Baltimore, Maryland
September 18, 1997